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As filed with the Securities and Exchange Commission on December 3, 2004

Registration No. 333-103234

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
AND
POST-EFFECTIVE AMENDMENT NO. 8
UNDER
THE SECURITIES ACT OF 1933

3M Company

(Exact name of Registrant as specified in its charter)

Delaware	41-0417775
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3M Center
St. Paul, Minnesota 55144
(651) 733-1110
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Gregg M. Larson
Secretary and Assistant General Counsel
3M Company
3M Center
St. Paul, Minnesota 55144
(651) 733-1110
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

        Approximate date of commencement of proposed sale to the public: Not applicable.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.☐

DEREGISTRATION OF SECURITIES

        An aggregate principal amount of $639,000,000 of the Registrant's Liquid Yield Option™ Notes due 2032 (the "LYONs") and the shares of its common stock issuable upon conversion of the LYONs (the "Common Stock" and, together with the LYONs, the "Securities") were registered under the Securities Act of 1933, as amended, by the filing of a Registration Statement on Form S-3 (File No. 333-103234) (the "Registration Statement"). The Registration Statement was declared effective by the Securities and Exchange Commission on May 9, 2003.

        The purpose of this Post-Effective Amendment No. 8 to the Registration Statement (the "Amendment") is to deregister such portion of the Securities, previously registered on the Registration Statement, which have not been sold as of the date this Amendment is filed.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, and State of Minnesota, on the 3rd day of December, 2004.

3M COMPANY
By	/s/ GREGG M. LARSON
Name: Gregg M. Larson
Title: Assistant General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date
* W. James McNerney, Jr.	Chairman of the Board, Chief Executive Officer and Director	December 3, 2004
* Patrick D. Campbell	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 3, 2004
* Linda G. Alvarado	Director	December 3, 2004
* Edward A. Brennan	Director	December 3, 2004
* Vance D. Coffman	Director	December 3, 2004
* Edward M. Liddy	Director	December 3, 2004
* Aulana L. Peters	Director	December 3, 2004
* Rozanne L. Ridgway	Director	December 3, 2004
* Kevin W. Sharer	Director	December 3, 2004
* Louis W. Sullivan	Director	December 3, 2004
* By	/s/ GREGG M. LARSON Gregg M. Larson Attorney-in-fact	December 3, 2004

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DEREGISTRATION OF SECURITIES
SIGNATURES